UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2010

OTEEGEE INNOVATIONS, INC.
 (Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-149552	75-3266961
(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155
Las Vegas, NV, 89103
_______________________________________________
(Address of principal executive offices and zip code)

1-800-854-7970
____________________________________________
(Registrant’s telephone number including area code)

Pay By The Day Holdings, Inc.
_______________________________
(Former Name and Former Address)

Copy to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2010, Pay by the Day Holdings, a Nevada corporation (the “Company”) filed a certificate of amendment  to the Company’s articles of incorporation (the “Amendment”) with the Nevada Secretary of State changing the Company’s name to Oteegee Innovations, Inc. The Amendment was a result of the Letter of Intent entered into on March 12, 2010 to acquire all of the assets of Grail Semiconductor and exclusive rights to a number of other independent technologies.

Item 8.01 Other Events

On April 7, 2010, the Company effected a 10 or 1 forward split of its issued and outstanding common stock. The Company’s issued and outstanding common shares were increased from 1,539,000 to 15,390,000. In addition, effective April 8, 2010 the Company’s trading symbol on the Over the Counter Bulletin Board has been from “PBDH” to “OTGI” as a result of the Amendment disclosed in Item 5.03 above.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OTEEGEE INNOVATIONS, INC.

Date: April 9, 2010	By:	/s/ Jordan Starkman
Jordan Starkman
Chief Executive Officer